UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 18, 2012

(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 23, 2012, Equity LifeStyle Properties, Inc. (the “Company”) issued a news release announcing its results of operations for the three months and year ended December 31, 2011. The information is furnished as Exhibit 99.1 to this report on Form 8-K.

Attached as Exhibit 99.2 is a supplemental package that was posted on the Company’s website, www.equitylifestyle.com, on January 23, 2012. Included in this package is additional information regarding the Company’s December 31, 2011 results and the Company’s earnings guidance for the year ended December 31, 2012 and three months ended March 31, 2012.

The information contained in this report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity LifeStyle Properties, Inc. under the Securities Act of 1933, as amended.

The Company projects its net income per share (fully diluted) and funds from operations (“FFO”) per share (fully diluted) for the year ending December 31, 2012 to be between $0.98 and $1.18 and $4.32 and $4.52, respectively. The Company projects its net income per share (fully diluted) and FFO per share (fully diluted) for the three months ending March 31, 2012 to be between $0.21 and $0.31 and $1.20 and $1.30, respectively. The supplemental package attached as Exhibit 99.2 provides detailed guidance assumptions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers.

2012 Restricted Stock Plan

On January 18, 2012, the Compensation, Nominating and Corporate Governance Committee (the “Compensation Committee”) of the Board of Directors of the Company approved the issuance of 57,332 shares of restricted common stock to the Company’s executive officers, pursuant to the authority set forth in the 1992 Stock Option and Stock Award Plan (as amended from time to time, the “Plan”). Such award will have a grant date of January 31, 2012 and will vest on December 31, 2012. Each executive officer will receive shares of restricted common stock as follows, unless otherwise adjusted by the Compensation Committee, in its sole discretion, prior to the grant date:

Officer	Title	Award
Thomas P. Heneghan	President and Chief Executive Officer	16,333 Shares

Marguerite Nader	Executive Vice President and Chief Financial Officer	11,333 Shares

Roger Maynard	Executive Vice President – Asset Management	11,333 Shares

Ellen Kelleher	Executive Vice President – Property Management	11,333 Shares

Seth Rosenberg	Senior Vice President – Sales and Marketing	7,000 Shares

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the Acquisition on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 estimated net income and funds from operations;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the Acquisition Properties and the Company’s estimates regarding the future performance of the Acquisition Properties;

•	unanticipated costs or unforeseen liabilities associated with the Acquisition;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant’s annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit 99.1 Equity LifeStyle Properties, Inc. press release dated January 23, 2012, “ELS Reports Fourth Quarter Results”

Exhibit 99.2 Fourth Quarter 2011 Supplemental Operating and Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Thomas Heneghan
Thomas Heneghan
President and Chief Executive Officer

By:	/s/ Marguerite Nader
Marguerite Nader
Executive Vice President and
Chief Financial Officer

Date: January 24, 2012